Exhibit 99f
                                                              Form 10-K for 1997
                                                                 File No. 1-8610


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 11-K



                                  ANNUAL REPORT



                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934



                   For the Fiscal Year Ended December 31, 1997



                          Commission File Number 1-8610



                                   ----------



                              PACIFIC TELESIS GROUP
                    SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)



                                   ----------


                             SBC Communications Inc.




                    175 E. Houston, San Antonio, Texas 78205

                                TABLE OF CONTENTS

                                   Description

                                                                            Page

  1.  Financial Statements and Exhibits........................................1

1.  Financial Statements and Exhibits

             (a) Financial Statements of Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) (the "Plan") included herein:

                   Report of Ernst & Young LLP Independent Auditors

                       Financial Statements:

                                Statements of Net Assets  Available for Benefits
                                - As of December 31, 1997 and 1996

                                Statements of Changes in Net Assets Available for Benefits - For the Years Ended December 31, 1997 and 1996

                                Notes to Financial Statements

                       Schedules:

                                Line  27a  -   Schedule   of  Assets   Held  for
                                Investment Purposes

                                Line 27d - Schedule of Reportable Transactions


             (b)   Exhibits:

                                Exhibit 23a - Consent of Independent Auditors Ernst & Young LLP.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP):


We have audited the accompanying statements of net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1997 and of reportable transactions for the year ended December 31, 1997, are presented for the purpose of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                               ERNST & YOUNG LLP

San Jose, California
June 19, 1998

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 1997 and 1996

                             (Dollars in thousands)



ASSETS
                                                                                 1997                  1996
                                                                           ------------------    ------------------
    Investment - at fair value:
        SBC Communications Inc. Common Shares                                $     887,757         $           -
        Pacific Telesis Group Common Shares                                              -               677,014
    Employer Receivable                                                             48,000                62,367
    Dividends and Interest Receivable                                                   91                 5,913
    Short-Term Investments                                                          19,021                24,353
                                                                           ------------------    ------------------

        Total Assets                                                               954,869               769,647
                                                                           ------------------    ------------------


LIABILITIES

    Interest Payable                                                         $       8,704         $      13,582
    Note Payable                                                                   129,053               206,975
                                                                           ------------------    ------------------

        Total Liabilities                                                          137,757               220,557
                                                                           ------------------    ------------------

        Net Assets Available For Benefits                                    $     817,112         $     549,090
                                                                           ==================    ==================

NET ASSETS AVAILABLE FOR BENEFITS

    Net Assets Allocated to Participants                                     $     671,103         $     462,343

    Net Assets Available for Future Allocations                                    146,009                86,747
                                                                           ------------------    ------------------

        Net Assets Available for Benefits                                    $     817,112         $     549,090
                                                                           ==================    ==================



See accompanying notes.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
                                    BENEFITS
                 For The Years Ended December 31, 1997 and 1996

                             (Dollars in thousands)
                                                                                 1997                 1996
                                                                           ------------------    ---------------
Net Assets Available for Benefits,
    Beginning of The Year                                                    $     549,090         $    456,506

Additions to Net Assets Attributed to:

Investment Income
    Dividends:
        SBC Communications Inc. Common Shares                                       16,959                     -
        Pacific Telesis Group Common Shares                                              -                28,437
    Interest Income                                                                    730                   880
    Net Appreciation in Fair Value of
        Investments                                                                288,005                61,720

Employer Contributions                                                              48,001                62,367
                                                                           ------------------    ---------------

        Total Additions                                                            353,695               153,404
                                                                           ------------------    ---------------


Deductions from Net Assets Attributed to:

Transfers out to the Pacific Telesis Group Supplemental Retirement and
    Savings Plan for Salaried Employees                                                100                     -

Distributions to Participants                                                       76,869                47,238

Interest Expense                                                                     8,704                13,582
                                                                           ------------------    ---------------

    Total Deductions                                                                85,673                60,820
                                                                           ------------------    ---------------

    Net Increase                                                                   268,022                92,584
                                                                           ------------------    ---------------

Net Assets Available for Benefits,
    End of The Year                                                          $     817,122         $    549,090
                                                                           ==================    ===============


   See accompanying notes.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996


1.    Plan Description

      The Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) (the "LESOP" or the "Plan") was established by Pacific Telesis Group in conjunction with the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees (the "Savings Plans") to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the LESOP provides only general information. The LESOP text and prospectus include complete descriptions of LESOP provisions.

      The Pacific Telesis Group (the "Corporation") originally adopted a leveraged employee stock ownership plan, effective December 1, 1989, in conjunction with the Savings Plans. The Plan covers all employees of Pacific Telesis Group (the "Corporation") and its participating subisidiaries (the "Employing Company") who have completed the service requirement under the applicable Savings Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      On December 28, 1989, the LESOP borrowed $691,052,400 from the Corporation pursuant to a loan agreement and promissory note. Bankers Trust Company, as Trustee of the Plan, using the proceeds of the loan, purchased 13,900,000 of the Corporation's treasury shares ("Shares") at a total price of $691,052,400, or $49.25 per share plus accrued dividends. The Shares were credited to a suspense account as required by U.S. Treasury Regulations Section 54.4975-11(c).

      Under the Savings Plans, eligible employees may authorize contributions of up to 16% of salary in 1% increments. Employee contributions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,500 for 1997 and 1996). Each participant receives a "matching" allocation equal to 66-2/3% of the employee's initial 6% contributions. These matching contributions are used to repay the loan described above in sufficient amounts to release the Shares from the suspense account.

      If the Shares released from the suspense account by loan payments made within a Plan year are more valuable than 66-2/3% of the participants' basic contributions, the excess value will be allocated as of the last day of the Plan year among those participants who made contributions during the last month of the Plan year in proportion to their pay or salary for such month.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


1.    Plan Description (Continued)

      Units representing shares of stock ("Units") released from the suspense account on behalf of a participant are credited to a "Savings Match Stock" account maintained for a participant under the Plan. Participants are entitled to the same voting, tender and shareholder rights as any other shareholder related to any shares credited to their Savings Match Stock account. Shares are released from the suspense account on a monthly basis prior to the actual payment of principal and interest on the Plan loan. The market value of shares released from the suspense account for the 1997 and 1996 plan years was $101,361,699 and $75,401,348, respectively. The final loan payment for any Plan year is determined as of the end of such year pursuant to the formula set forth in U.S. Treasury Regulations
      Section 54.4975-7(b)(8), based on the number of shares of stock released during each month of such year.

      Dividends on shares purchased with the Plan loan may be used to repay the loan, which will cause the release of shares from the suspense account. Whenever dividends on shares credited to a participant's Savings Match Stock account are used for this purpose, the Plan provides that shares with a fair market value at least equal to the amount of the dividend are allocated to the participant's Savings Match Stock account. These loan payments and released shares are also taken into account when the final calculation of principal and interest to be paid for the year is performed.

      On April 1, 1997, the Corporation became a wholly-owned subsidiary of SBC Communications Inc. (SBC). Each share of common stock of the Corporation was exchanged for 0.73145 of a share of SBC common stock.

      Before-tax Savings Match Stock accounts attributable to the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees are fully vested and nonforfeitable at all times. After-tax Savings Match Stock accounts attributable to the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees and after-tax Savings Match Stock accounts and before-tax Savings Match Stock accounts attributable to the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees are fully vested and nonforfeitable after a participant either completes three years of service or reaches age 65 while employed. Savings Match Stock accounts are also fully vested upon termination of employment due to retirement, disability, termination under certain severance pay plans or termination due to layoff.

      Forfeitures   from  Savings  Match  Stock   accounts  are  applied  toward
      subsequent matching allocations.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


1.    Plan Description (Continued)

      Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her vested account balance, subject to certain restrictions in the Plan provisions. Upon reaching age 59 1/2, or termination of employment, single sum or annuity payment distributions may be made to the participant or his or her beneficiary in accordance with Plan provisions. A participant or his or her beneficiary may elect to receive his or her interest under the LESOP in cash or shares of SBC.

      Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

      Northern Trust is trustee of the Plan.

2.    Summary of Accounting Policies

      The values of investments are determined as follows: investment in common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges.

      Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


3.    Investment

      The Plan invests its assets in SBC's common shares (PAC common shares through March 31, 1997). As of December 31, 1997 and 1996, total investment, including common shares in the Savings Stock Match account and shares held in the suspense account, is as follows (dollars in thousands):


                                                                            1997                 1996
                                                                      ------------------  -------------------

      Savings Stock Match Account                                       $      669,504       $    457,274
      Suspense Account                                                         218,253            219,740
                                                                      ------------------  -------------------

      Total                                                             $      887,757       $    677,014
                                                                      ==================  ===================


4.    Note Payable

      The 15-year promissory note is payable to the Corporation and matures January 2, 2005. The interest rate on the note is based on the London Interbank Offered Rate (LIBOR) and is adjusted quarterly (5.81% and 6.53% at December 31, 1997 and 1996, respectively). The Plan paid $13,582,000 and $21,052,000 in interest and $77,922,000 and $94,216,000 in principal on the outstanding loan balance during the years ended December 31, 1997 and 1996, respectively.

      In accordance with the terms of the promissory note payable, principal payments of $13,200,791 and $115,852,400 are due in years 2004 and 2005, respectively.

      Repayment of principal in subsequent years will follow the terms of the note or may be accelerated according to management's discretion.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

5.    Tax Status

      The Internal Revenue Service has determined and informed the Corporation by a letter dated July 18, 1995, that the Plan and related Trust are designed in accordance with applicable sections of the Internal Revenue Code (the "IRC"). A subsequent favorable determination letter was issued on May 11, 1998 on the Plan as amended to April 1, 1997. The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


6.    Reconciliation of Financial Statements to Form 5500

      The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500 as of December 31 (dollars in thousands):

                                                                              1997                1996

                                                                        ------------------   ----------------
      Net assets available for benefits per financial statements        $       817,112       $    549,090

      Less: Distributions payable to
        participants                                                             (7,008)            (6,914)
                                                                        ------------------   ----------------

      Net assets available for benefits
       per the Form 5500                                                $       810,104        $   542,176
                                                                        ==================   ================



      The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for years ended December 31, 1997 and 1996 (dollars in thousands):

                                                                              1997                 1996
                                                                        ------------------   ------------------
      Distributions to participants per
         financial statements                                             $      76,869        $      47,238
      Benefits due:
         Beginning of year                                                       (6,914)              (7,682)
         End of year                                                              7,008                6,914
                                                                        ------------------   ------------------

      Distributions to participants per
         the Form 5500                                                    $      76,963        $      46,470
                                                                        ==================   ==================

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

7.    Related Party Transactions

      Administrative expenses of the Plan are paid by the Employing Company, except that trustee fees and certain administrative expenses in connection with the Plan may be charged to the income earned in the suspense account. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Transfer taxes applicable to distributions of shares are paid by the Employing Company.

8.    Subsequent Event

      On January 1, 1998, Bankers Trust became trustee for the Plan.

      Effective July 1, 1998, the Savings Match Stock accounts of salaried participants, together with a proportionate amount of the unallocated SBC common shares and the remaining liability under the note payable, will be transferred to the SBC Savings Plan.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                           EIN: 94-2919931/PLAN #: 017
           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                December 31, 1997

                        (Dollars and shares in thousands)

                                                 (c) Description of investment
                                                 including maturity date, rate
                                                of interest, collateral, par or
          (b) Identity of issue borrower,                maturity value                             (e) Current
          lessor or similar party                                                       (d)            Value
  (a)                                                                                  Cost
--------  ------------------------------------  ---------------------------------  --------------  --------------

   *      SBC Communications Inc.               12,120 Common shares**             $    530,739    $    887,757

   *      Northern Trust                        Collective Short Term Investment
                                                  Fund - Collective Trust Fund
                                                                                         19,021          19,021
                                                                                   --------------  --------------

                                                                                   $    549,760    $    906,778
                                                                                   ==============  ==============


*  A party-in-interest to the Plan.

** Does not reflect  two-for-one  stock split  declared in the first  quarter of 1998.

                                  PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                          FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                                                   EIN: 94-2919931/PLAN #: 017
                                          LINE 27d  -  SCHEDULE  OF   REPORTABLE TRANSACTIONS
                                                 For the Year  Ended December 31, 1997
                                                      (Dollars in thousands)


Category (iii) reportable transactions

                                                                                                            (h)
                                                                                                        Current Value
            (a)                                                    (c)          (d)           (g)       of Asset on        (i)
     Identity of Party                      (b)                 Purchase      Selling       Cost of     Transaction      Net Gain
          involved                 Description of Asset           Price        Price         Asset          Date        or (Loss)
----------------------------- -------------------------------- ------------ ------------- ------------ --------------- ------------

             *                Pacific Telesis Group Common
                                Shares                         $        -      $27,751       $22,022        $27,751      $  5,729

             *                SBC Communications Inc. Common
                                Shares                                  -       36,925        26,467         36,925        10,458

             *                SBC Communications Inc. Common
                                Shares                                  2            -             2              2             -

Northern Trust                Collective Short-term
                                Investment Fund - Collective
                                Trust Fund                         47,454            -        47,454         47,454             -

Northern Trust                Collective Short-term
                                Investment Fund - Collective
                                Trust Fund                              -       52,787        52,787         52,787             -



* Shares purchased/sold on the open market.

Note:  There were no category (i), (ii) or (iv) reportable transactions during 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                               Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP)

                               By Benefit Plan Committee



                               By /s/ Cassandra C. Carr
                                  Cassandra C. Carr, Chairman


Date:  June 26, 1998

                                  EXHIBIT INDEX

      Exhibit identified below, is filed herein as exhibit hereto.

    Exhibit
     Number  .................................................................

      23-a     Consent of Independent Auditors Ernst & Young LLP.

                                                                         Ex-23a
                                                             Form 11-K for 1997
                                                                File No. 1-8610





                         CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54309 and 333-24295) pertaining to the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) of our report dated June 19, 1998, with respect to the financial statements and supplemental schedules of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) included in this Annual Report (Form 11-K) for the year ended December 31, 1997.




                                                              ERNST & YOUNG LLP




San Jose, California
June 25, 1998